Exhibit 16




September 27, 2007



Securities and Exchange Commission
100 F. Street
Washington, D.C.  20549

Re:  Avalon Oil & Gas, Inc.

Gentlemen:

We have read the statements made by Avalon Oil & Gas, Inc., which we understand will be filed with the Commission pursuant to Item 4.01 of Form 8-K, as part of the Company's Report on Form 8-K dated as of September 27, 2007.

We agree with the statement concerning our firm in said 8-K.

Very truly yours,

Murrell, Hall, McIntosh & Co., PLLP

/s/ Murrell, Hall, McIntosh & Co., PLLP